  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1998
                                                 REGISTRATION NO. 333-
================================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    -------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                             RECYCLING INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

                 COLORADO                         84-1103445
     (State or other jurisdiction of    (IRS Employer Identification
     of incorporation or organization)              Number)

  9780 SOUTH MERIDIAN BLVD., SUITE 180, ENGLEWOOD, COLORADO 80112 (303) 790-7372
            (Address of Principal Executive Offices including Zip Code)

                          RECYCLING INDUSTRIES, INC. 401(k)
                                   RETIREMENT PLAN
                               (Full title of the plan)

                                  THOMAS J. WIENS
  9780 SOUTH MERIDIAN BLVD., SUITE 180, ENGLEWOOD, COLORADO 80112 (303) 790-7372
             (Name, address and telephone number of agent for service)

                                     COPIES TO:
                               DAVID A. BRONNER, ESQ.
                               KATTEN MUCHIN & ZAVIS
                          525 W. MONROE STREET, SUITE 1600
                              CHICAGO, IL  60661-3693
                             FAX NUMBER: (312) 902-1061

                                    -------------

                           CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                                             OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
      TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE REGISTERED        PER SHARE             PRICE         REGISTRATION FEE

Common Stock, $.001 par value . . . . . . . . .      1,000,000 shares           $1.77 (1)            $1,770,000         $522.15
Interests in the Plan . . . . . . . . . . . . .            (2)

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on September 29, 1998.

(2) This Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Recycling Industries, Inc. 401(k) Retirement Plan in accordance with Rule 416(c) of the Securities Act.

================================================================================

                                       PART I
                       INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the Summary Plan Description for the Recycling Industries, Inc. 401(k) Plan (the "401(k) Plan") and the Supplement to the Summary Plan Description for the 401(k) Plan and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Recycling Industries, Inc. (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the year ended September 30, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ending December 31, 1997, March 31, 1998 and June 30, 1998;

     3. The Company's Current Reports on Form 8-K filed December 22, 1997 (as amended by the Current Report on Form 8-K/A filed February 11, 1998), December 24, 1997, April 30, 1998, June 3, 1998, June 5, 1998 (as
          amended by the Current Report on Form 8-K/A filed August 4, 1998), June 12, 1998 (as amended by the Current Report on Form 8-K/A filed August 5, 1998), and September 23, 1998; and

     4. The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed June 28, 1995 pursuant to
          Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. Article V.B of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify and may advance expenses to its directors to the maximum extent permitted by the CBCA and shall indemnify its officers, employees or agents who are not directors to the maximum extent permitted by the CBCA or to a greater extent as may be consistent with law and provided for by resolution of the Company's shareholders or directors, or in a contract. A summary of the circumstances in which such indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

     In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Company in which a director is adjudged liable to the Company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

     The CBCA further provides that unless limited by the Company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

     The Company may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     Upon petition by a director or officer, a court may order the Company to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

     The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

     The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Company.

     Article V.A of the Company's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the CBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The registrant has submitted the Plan to the Internal Revenue
Service (the "IRS") and will make all changes to the Plan that are required by the IRS to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     4.1 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-4574).

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-4574).

     4.3 Specimen stock certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-4574).

     4.4  Recycling Industries, Inc. 401(k) Retirement Plan.

     4.5  Recycling Industries, Inc. 401(k) Retirement Trust Agreement.

     23.1 Consent of BDO Seidman, LLP with respect to the Company's financial statements.

     24 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 1st day of October, 1998.

                              Recycling Industries, Inc.

                              By:  /s/  THOMAS J. WIENS
                                 ---------------------------------------------
                                   Thomas J. Wiens
                                   CHIEF EXECUTIVE OFFICER


                                  POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas J. Wiens and Brian L. Klemsz and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of October, 1998.


        SIGNATURE                                  TITLE
        ---------                                  -----
   /s/ THOMAS J. WIENS
- --------------------------- Chairman of the Board of Directors and Chief
     Thomas J. Wiens        Executive Officer (principal executive officer)


   /s/ LUKE F. BOTICA
- --------------------------- Vice Chairman and a Director
     Luke F. Botica


   /s/ BRIAN L. KLEMSZ
- --------------------------- Senior Vice President, Chief Financial Officer
     Brian L. Klemsz        (principal financial and accounting officer),
                            Treasurer and a Director


 /s/ JEROME B. MISUKANIS
- --------------------------- Director
   Jerome B. Misukanis



- --------------------------- Director
    Graydon H. Neher



- --------------------------- Director
     Barry L. Plost

                                       7

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Retirement Plan Committee of Recycling Industries, Inc., which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 1, 1998.


                              RECYCLING INDUSTRIES, INC.
                              401(k) RETIREMENT PLAN

                              By:  RECYCLING INDUSTRIES, INC.
                                   Retirement Plan Committee

                              By:  /s/ Luke F. Botica
                                 ---------------------------------------------
                                   Luke F. Botica
                                   Committee Member


 EXHIBIT
 NUMBER                           DESCRIPTION OF EXHIBIT
 -------                          ----------------------
    4.4   Recycling Industries, Inc. 401(k) Retirement Plan.

    4.5   Recycling Industries, Inc. 401(k) Retirement Trust Agreement.

   23.1 Consent of BDO Seidman, LLP with respect to the Company's financial statements.

   24     Power of Attorney (included on the signature page of this Registration
          Statement).

                                       9